PIONEER AMERICA INCOME TRUST

                   Multiple Class Plan Pursuant to Rule 18f-3
         Class A Shares, Class B Shares, Class C Shares, Class R Shares
                            and Investor Class Shares

                                 August 3, 2004

     Each class of shares of Pioneer America Income Trust, a Massachusetts business trust (the "Trust") will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Trustees may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Multiple Class Plan accordingly without the approval of shareholders of any class. Except as set forth in the Trust's prospectus(es), shares may be exchanged only for shares of the same class of another Pioneer mutual fund.

     Article I. Class A Shares

     Class A Shares are sold at net asset value per share and subject to the initial sales charge schedule or contingent deferred sales charge ("CDSC") and minimum purchase requirements as set forth in the Trust's prospectus. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Trust's prospectus with respect to Class A Shares. Class A Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class A Shares under the Trust's Class A Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class A Shareholders have exclusive voting rights, if any, with respect to the Trust's Class A Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class A Shares on a per account basis except to the extent, if any, such an allocation would cause the Trust to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the Internal Revenue Service ("IRS") relating to the issuance of multiple classes of shares. Class A Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class A Shares.

     The initial purchase date for Class A Shares acquired through (i) reinvestment of dividends on Class A Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class A Shares were purchased.

     Article II. Class B Shares

     Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B Shares redeemed within a specified number of years of purchase will be subject to a CDSC as set forth in the Trust's prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the Trust's prospectus. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Trust's prospectus with respect to Class B Shares. Class B Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class B Shares under the Class B Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class B Shareholders of the Trust have exclusive voting
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rights, if any, with respect to the Trust's Class B Rule 12b-1 Distribution
Plan. Transfer agency fees are allocated to Class B Shares on a per account basis except to the extent, if any, such an allocation would cause the Trust to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class B Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class B Shares.

     Class B Shares will automatically convert to Class A Shares of the Trust at the end of a specified number of years after the initial purchase date of Class B Shares, except as provided in the Trust's prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge. The conversion of Class B Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax laws.

     The initial purchase date for Class B Shares acquired through (i) reinvestment of dividends on Class B Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class B Shares were purchased.

     Article III. Class C Shares

     Class C Shares are sold at net asset value per share without the imposition of an initial sales charge. Class C Shares redeemed within one (1) year of purchase will be subject to a CDSC as set forth in the Trust's prospectus. Class C Shares are sold subject to the minimum purchase requirements set forth in the Trust's prospectus. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Trust's prospectus with respect to Class C Shares. Class C Shares are subject to fees calculated as a stated percentage of the net assets attributable to Class C Shares under the Class C Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class C Shareholders of the Trust have exclusive voting rights, if any, with respect to the Trust's Class C Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class C Shares on a per account basis except to the extent, if any, such an allocation would cause the Trust to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class C Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class C Shares.

     The initial purchase date for Class C Shares acquired through (i) reinvestment of dividends on Class C Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class C Shares were purchased.

     Article IV. Class R Shares

     Class R Shares are sold at net asset value per share without an initial sales charge. Class R Shares redeemed within eighteen (18) months of purchase will be subject to a CDSC as set forth in the Trust's prospectus. Class R Shares are sold to retirement plans that meet the eligibility requirements for Class R Shares set forth in the Trust's prospectus. Class R Shares shall be entitled to the shareholder services set forth from time to time in the Trust's prospectus with respect to Class R Shares. Class R Shares are subject to fees calculated as a stated

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percentage of the net assets attributable to Class R Shares under the Class R
Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class R Shareholders of the Trust have exclusive voting rights, if any, with respect to the Trust's Class R Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Class R Shares on a per account basis except to the extent, if any, such an allocation would cause the Trust to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Class R Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Class R Shares.

     The initial purchase date for Class R Shares acquired through (i) reinvestment of dividends on Class R Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Class R Shares were purchased.

     Article V. Investor Class

     Investor Class Shares are only issued in connection with reorganizations of other investment companies, or series thereof, into the Trust or upon reinvestment of dividends on Investor Class Shares. Investor Class Shares shall be entitled to the shareholder services set forth from time to time in the Trust's prospectus with respect to Investor Class Shares. Investor Class Shares are not subject to a Rule 12b-1 Distribution Plan. Transfer agency fees are allocated to Investor Class Shares on a per account basis except to the extent, if any, such an allocation would cause the Trust to fail to satisfy any requirement necessary to obtain or rely on a private letter ruling from the IRS relating to the issuance of multiple classes of shares. Investor Class

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Shares shall bear the costs and expenses associated with conducting a shareholder meeting for matters relating to Investor Class Shares.

     Investor Class Shares will automatically convert to Class A Shares of the Trust on the second anniversary of the closing of the issuance of such Investor Class Shares. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge. The conversion of Investor Class Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax laws.

     The initial purchase date for Investor Class Shares acquired through (i) reinvestment of dividends on Class Shares or (ii) exchange from another Pioneer mutual fund will be deemed to be the date on which the original Investor Class Shares were issued.

     Article VI. Approval by Board of Trustees

     This Multiple Class Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater percentage may, from time to time, be required under Rule 18f-3 under the Act) of (a) all of the Trustees of the Trust and (b) those of the Trustees who are not "interested persons" (as such term may be from time to time defined under the Act) of the Trust.

     Article VII. Amendments

     No material amendment to this Multiple Class Plan shall be effective unless it is approved by the Board of Trustees of the Trust in the same manner as is provided for approval of this Multiple Class Plan in Article VI.

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